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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                                   L90, Inc.
             (Exact name of Registrant as Specified in Its Charter)


               Delaware                                   95-4761069
(State of Incorporation or Organization)   (I.R.S. Employer Identification no.)

2020 Santa Monica Boulevard, Suite 400
       Santa Monica, California                            90404
(Address of Principal Executive Offices)                 (Zip Code)

If this form relates to the               If this form relates to the
registration of a class of                registration of a class of securities
securities pursuant to Section 12(b)      pursuant to Section 12(g) of the
of the Exchange Act and is effective      Exchange Act and is effective
pursuant to General Instruction           pursuant to General Instruction
A.(c), please check the following         A.(d), please check the following
box. [_]                                  box. [X]


Securities Act registration statement file number to which this form relates:
333-87607

Securities to be registered pursuant to Section 12(b) of the Act: None


Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $0.001 par value per share
                    ----------------------------------------
                                (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.

     The Registrant hereby incorporates by reference herein the description of the Registrant's Common Stock, par value $.001 per share, appearing under the caption "Description of Capital Stock" in the form of preliminary prospectus contained in the Registration Statement on Form S-1 (Registration No. 333-87607), as originally filed or subsequently amended (the "Registration Statement on Form S-1"), which Registration Statement on Form S-1 was originally filed with the Securities and Exchange Commission by the Registrant on September 23, 1999 and amended on November 2, 1999, December 2, 1999 and January 4, 2000. Any form of prospectus that constitutes part of the Registration Statement on Form S-1 and is subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, or otherwise, shall be deemed incorporated by reference herein.

Item 2.  Exhibits

     The Registrant incorporates herein by reference the following Exhibits to the Registrant's Registration Statement on Form S-1 filed by the Registrant under the Securities Act of 1933 on September 23, 1999, as the same may be subsequently amended.

1. Amended and Restated Certificate of Incorporation of the Registrant certified by the Secretary of State of the State of Delaware.

2. Amended and Restated Certificate of Incorporation, to be effective immediately following the closing of the offering contemplated by the Registration Statement on Form S-1.

3.  Amended and Restated Bylaws of the Registrant.

4.  Stock Purchase and Stockholders Agreement dated September 14, 1998.

5.  Shareholders Agreement dated August 6, 1999 (as amended).

6.  Amended and Restated Shareholders Agreement dated September 22, 1999.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    L90, Inc.


Date: January 7, 2000               By: /s/ John Bohan
                                       -------------------------------
                                    Name:  John Bohan
                                    Title: President and Chief Executive Officer